Exhibit 10.14.7

EXECUTION COPY

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED

REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Sixth Amendment to Second Amended and Restated Revolving Credit and Term Loan Agreement (“Sixth Amendment”) is made as of December 31, 2025, by and among Montauk Energy Holdings, LLC (“Borrower”), the Lenders (as defined below), and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

A. Borrower entered into that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 12, 2018, with the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”) and Agent, (as amended and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Sixth Amendment.

NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:

1. Section 1.1 of the Credit Agreement is amended by adding the following new definition, to read in its entirety as follows:

“Sixth Amendment Effective Date” shall mean December 31, 2025.

2. Section 1.1 of the Credit Agreement is amended by replacing the defined term “Total Leverage Ratio” with a new defined term “Total Net Leverage Ratio”, to read in its entirety as follows:

“Total Net Leverage Ratio” shall mean as of any date of determination, the ratio of (a) Funded Debt of Borrower and its Subsidiaries (other than the Excluded Entities) on such date (minus the amount of unrestricted and unencumbered (other than the Liens in favor of Agent) cash of the Borrower and its Consolidated Subsidiaries maintained with Comerica Bank in an aggregate amount not to exceed $5,000,000) to (b) Consolidated EBITDA for the four preceding fiscal quarters then ending, all as determined on a consolidated basis in accordance with GAAP.

3. All references in the Credit Agreement to “Total Leverage Ratio” shall be replaced with references to “Total Net Leverage Ratio”.

4. Section 7.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

(c) as soon as available, but in any event within fifteen (15) Business Days after the end of each month (excluding the last month of each fiscal quarter), the Borrower prepared unaudited Consolidated and Consolidating balance sheets of the Parent and its Consolidated Subsidiaries as at the end of such month and the related unaudited statements of income, stockholders equity and cash flows of the Parent and its Consolidated Subsidiaries for the portion of the Fiscal Year through the end of such month, setting forth in each case in comparative form (x) the figures for the corresponding periods in the previous year and (y) the figures for the relevant period set forth in the projections delivered for such year pursuant to Section 7.2(e), and certified by a Responsible Officer of the Borrower as being fairly stated in all material respects, together with (i) a copy of management’s discussion and analysis, (ii) detailed cash flow and variance analysis compared to budget and prior year revenue, Consolidated EBITDA, RIN sales, and Capital Expenditures, with a focus on Capital Expenditures in connection with the Turkey Creek project and other renewable energy Capital Expenditures, (iii) renewable energy project status reports, and (iv) cost-to-complete analysis and project contingency fundings until the Turkey Creek project is fully operational;

5. Section 7.2 of the Credit Agreement is amended by adding the following clause (f-4) immediately following clause (f-3) thereof:

(f-4) not later than June 30, 2026, a draft copy and final copy of the engineering study for the Turkey Creek project and an independent engineer’s certificate for the Turkey Creek project;

6. Section 7.9(b) of the Credit Agreement is amended and restated as follows:

“(b) Maintain as of the end of each fiscal quarter of Borrower, commencing on December 31, 2025, a Total Net Leverage Ratio of not more than (i) 3.50 to 1.00 for the fiscal quarter ending December 31, 2025 and (ii) 3.00 to 1.00 commencing with the fiscal quarter ending March 31, 2026, and for all fiscal quarters thereafter.”

7. A new Section 7.21 is added to the Credit Agreement, to read in its entirety as follows:

“7.21 Sixth Amendment Post Closing Deliverables.

(a)

Within thirty (30) days after the Sixth Amendment Effective Date (or such later date as may be agreed by the Agent, in its sole discretion), Borrower shall deliver to the Agent executed joinder documentation and related deliverables in respect of each Subsidiary of the Borrower that is required to become a Guarantor hereunder.

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(b)

Within thirty (30) days after the Sixth Amendment Effective Date (or such later date as may be agreed by the Agent, in its sole discretion), Borrower shall deliver to the Agent evidence satisfactory to the Agent that NR-3, LLC is in good standing with the State of North Carolina.”

8. Notwithstanding anything to the contrary in Sections 8.1 and 8.2 of the Credit Agreement, no additional Debt or Liens to be permitted without the prior written consent of the Super-Majority Lenders (other than Advances made under the Credit Agreement). For purposes of the foregoing, “Super-Majority Lenders” shall mean Lenders holding more than 66 2/3% of the sum of (i) the Revolving Credit Aggregate Commitment (or, if the Revolving Credit Aggregate Commitment has been terminated (whether by maturity, acceleration or otherwise), the aggregate principal amount outstanding under the Revolving Credit), plus (ii) the aggregate principal amount then outstanding under the Term Loan; provided that, for purposes of determining Super-Majority Lenders hereunder, the Letter of Credit Obligations and principal amount outstanding under the Swing Line shall be allocated among the Revolving Credit Lenders based on their respective Revolving Credit Percentages; provided further that so long as there are fewer than three Lenders, considering any Lender and its Affiliates as a single Lender, “Super-Majority Lenders” shall mean all Lenders. The Commitments of, and portion of the Indebtedness attributable to, any Defaulting Lender shall be excluded for purposes of making a determination of “Super-Majority Lenders”; provided that the amount of any participation in any Swing Line Advance and any Letter of Credit Obligations that a Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or Issuing Lender, as the case may be, in making a determination under this definition.

9. Notwithstanding anything to the contrary in Section 8.5 of the Credit Agreement, no Restricted Payments (other than Tax Distributions permitted under Section 8.5 of the Credit Agreement) shall be permitted without the prior written consent of the Majority Lenders.

10. Notwithstanding Section 8.4 of the Credit Agreement, no further dispositions of any Credit Party’s property, business, or assets shall be permitted (other than dispositions permitted under clauses (a), (b), (d), (e), (f), (h), (i) and (j) of Section 8.4 of the Credit Agreement) without the prior written consent of the Majority Lenders (subject to prepayment of the Indebtedness with the Net Cash Proceeds of any Asset Sales, as required under Section 4.8 of the Credit Agreement).

11. Annex I to the Credit Agreement is amended and restated by Annex I attached as Attachment 1 to this Sixth Amendment.

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12. This Sixth Amendment shall become effective (according to the terms hereof) on the date (the “Sixth Amendment Effective Date”) that the following conditions have been fully satisfied by Borrower:

(a)

Agent shall have received counterparts of (i) this Sixth Amendment, in each case duly executed and delivered by Agent, the Majority Lenders and Borrower, and (ii) the Ratification and Confirmation of Guaranty duly executed and delivered by each Guarantor.

(b)

Borrower shall have paid to Agent for distribution to the Lenders, to the extent applicable, all fees and amounts, if any, that are due and owing to Agent and the Lenders as of the date of this Sixth Amendment, including pursuant to any supplemental fee letter executed by and among Agent and Borrower.

(c)	Agent shall have received such other documents, certificates, instruments and diligence in connection with this Sixth Amendment and the transactions contemplated hereby, as requested by the Agent.

13. Borrower hereby represents and warrants that, after giving effect to this Sixth Amendment, (a) the execution and delivery of this Sixth Amendment and each other Loan Document required to be delivered hereunder, and the performance by the Borrower under the Credit Agreement, as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within Borrower’s limited liability company powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Sixth Amendment, of any governmental body, agency or authority, and this Sixth Amendment, the Amended Credit Agreement and each other Loan Document required to be delivered hereunder will constitute the valid and binding obligations of Borrower, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the Sixth Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

14. Borrower, Agent and Lenders each hereby ratify and confirm their respective obligations under the Amended Credit Agreement and agree that the Credit Agreement remains in full force and effect after giving effect to this Sixth Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Credit Agreement” shall be references to the Amended Credit Agreement.

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15. Except as specifically set forth above, this Sixth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

16. Unless otherwise defined to the contrary herein, all capitalized terms used in this Sixth Amendment shall have the meaning set forth in the Amended Credit Agreement.

17. This Sixth Amendment may be executed in counterparts in accordance with Section 13.9 of the Credit Agreement.

18. This Sixth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.

19. As a condition of the above amendments, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through, and including, the date of this Sixth Amendment, against any or all of the foregoing with respect to the Credit Agreement and transactions thereunder, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of Agents or such Lender’s actions or omissions in connection with the Credit Agreement, and transactions relating thereto.

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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Sixth Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By:	/s/ Mitch Robinson
Name:	Mitch Robinson
Title:	Vice President

Signature Page to Sixth Amendment to Credit Agreement

(4906-1896-3830)

MONTAUK ENERGY HOLDINGS, LLC

By:	/s/ Kevin Van Asdalan
Name:	Kevin Van Asdalan
Title:	Chief Financial Officer

Signature Page to Sixth Amendment to Credit Agreement

(4906-1896-3830)

CITIZENS BANK, N.A., as a Lender

By:	Mark A. Bomberger
Name:	Mark A. Bomberger
Title:	Senior Vice President

Signature Page to Sixth Amendment to Credit Agreement

(4906-1896-3830)

BANKUNITED, N.A., as a Lender

By:	/s/ Michael van Teeffelen
Name:	Michael van Teeffelen
Title:	Senior Vice President

Signature Page to Sixth Amendment to Credit Agreement

(4906-1896-3830)

RATIFICATION AND CONFIRMATION OF GUARANTY, SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS

Each of the undersigned hereby acknowledges that (a) the undersigned (the “Guarantors”) executed one or more Guaranties pursuant to which such Guarantors guaranteed the obligations of the Borrower under the Credit Agreement, (b) the Guarantors and Agent have executed one or more Security Agreements and (c) the Borrower, the Lenders and the Agent have executed the foregoing Sixth Amendment (the Credit Agreement as amended by this Sixth Amendment, the “Amended Credit Agreement”). By executing below, each Guarantor, as of the Sixth Amendment Effective Date, hereby: (i) ratifies and confirms each Guaranty, Security Agreement and other Loan Document to which it is a party; (ii) agrees that such Guaranty, Security Agreement or other Loan Documents, are and shall remain in full force and effect, and that the terms and provisions of such Guaranty and Security Agreement cover and pertain to all existing and future Indebtedness evidenced by the Amended Credit Agreement, any Notes issued thereunder and the other Loan Documents; (iii) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of such Guaranty or Security Agreement or the other obligations created and evidenced by such Guaranty or Security Agreement; (iv) certifies that the representations and warranties contained in such Guaranty and Security Agreement remain true and correct representations and warranties of Guarantor as of the Sixth Amendment Effective Date; and (v) acknowledges that the Agent and the Lenders have satisfied and performed their respective covenants and obligations under each Guaranty, Security Agreement, the Amended Credit Agreement and the other Loan Documents. Each Guarantor confirms that this Ratification and Confirmation is not required by the terms of any Guaranty, Security Agreement or Loan Document to which such Guarantor is a party and need not be obtained in connection with any prior or future amendments or extensions of additional credit to the Borrower. Capitalized terms not otherwise defined herein will have the meanings given them in the Amended Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

As a condition of the above amendments, each Guarantor waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that such Guarantor has or may have had at any time up through, and including, the date of this Sixth Amendment, against any or all of the foregoing with respect to the Credit Agreement, the Guaranties and transactions thereunder, regardless of whether any such claims, causes of action, allegations or assertions are known to such Guarantor or whether any such claims, causes of action, allegations or assertions arose as a result of Agent’s or such Lender’s actions or omissions in connection with the Credit Agreement, the Guaranties, and transactions relating thereto.

This Ratification and Confirmation may be signed in multiple counterparts, each of which shall be deemed an original instrument, and all of which shall constitute a single agreement. The Agent may assemble the signatures from one or more counterparts and attach them to any other counterpart for the purpose of having a single document containing all of the signatures of Guarantor.

Dated as of December 31, 2025.

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GUARANTORS:

MONTAUK ENERGY CAPITAL, LLC
MEDC, LLC
MH ENERGY, LLC
MH ENERGY (GP), LLC
TX LFG ENERGY, LP
MONMOUTH ENERGY, INC.
TULSA, LFG, LLC
MONROEVILLE LFG, LLC
VALLEY LFG, LLC
GSF ENERGY, L.L.C.
JOHNSTOWN LFG HOLDINGS INC.
JOHNSTOWN REGIONAL ENERGY, LLC
APEX LFG ENERGY, LLC
GALVESTON LFG, LLC
MONTAUK RENEWABLE AG, LLC
NR-3, LLC
BOWERMAN POWER LFG, LLC
PICO ENERGY, LLC
MONTAUK RENEWABLES, INC.
MONTAUK AG MANAGEMENT, LLC
MONTAUK AG RENEWABLES, LLC
MAGNOLIA AG, LLC
TURKEY CREEK AG, LLC

By:	/s/ Sean F. McClain
Name:	Sean F. McClain
Title:	President and Chief Executive Officer

Signature Page to Sixth Amendment to Credit Agreement

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ATTACHMENT 1

Annex I

Applicable Margin Grid

Revolving Credit and Term Loan Facility

(basis points per annum)

Basis for Pricing	Level I	Level II	Level III	Level IV	Level V**

Total Net Leverage Ratio*	< 1.50 : 1.0	≥ 1.50 : 1.0 but < 2.00 : 1.0	≥ 2.00 : 1.0 but < 2.50 : 1.0	≥ 2.50 : 1.0 but < 3.00 : 1.0	>3.00 to 1.0

Revolving Credit

Revolving Credit Term SOFR Margin	150 bps	175 bps	200 bps	225 bps	250 bps

Revolving Credit Base Rate Margin	50 bps	75 bps	100 bps	125 bps	150 bps

Revolving Credit Facility Fee	50 bps	50 bps	50bps	50 bps	50 bps

Letter of Credit Fees (exclusive of facing fees)	200 bps	225 bps	250 bps	275 bps	300 bps

Term Loan

Term Loan Term SOFR Margin	200 bps	225 bps	250 bps	275 bps	300 bps

Term Loan Base Rate Margin	100 bps	125 bps	150 bps	175 bps	200 bps

*	Definitions as set forth in the Credit Agreement.
**	(A) at all times prior to receipt of the Covenant Compliance Certificate for the period ended June 30, 2026, the pricing level shall be at Level V, and (B) thereafter, the pricing grid shall govern.